Exhibit 99.2

ASSET PURCHASE AGREEMENT

AGREEMENT, dated as of May 18, 2006 is entered into by and among CARSEN GROUP INC., a corporation organized under the laws of Ontario, Canada (“Carsen”) and CARSEN MEDICAL INC., a corporation organized under the laws of Ontario, Canada (“CM”).

R E C I T A L S:

A.            Carsen is a distributor of various product lines, including those listed on Exhibit A hereto (the “Product Lines”). Carsen will be winding down its business operations after July 31, 2006.

B.            CM is a start-up distribution company that is interested in distributing the Product Lines commencing August 1, 2006.

C.            Carsen desires to sell to CM, and CM desires to purchase from Carsen, certain assets of Carsen related to the Product Lines.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, the parties hereby represent, warrant and agree as follows:

ARTICLE 1 - PURCHASE AND SALE OF ASSETS

1.1           Purchase and Sale of Certain Assets. On the terms and subject to the conditions hereof, at the Closing (as defined below), Carsen agrees to sell, convey, transfer, assign, and deliver to CM, and CM agrees to purchase and accept from Carsen, the following assets of Carsen (the “Assets”), in each case solely to the extent related to the Product Lines and to the extent in existence on July 31, 2006 (the “Effective Date”): all of Carsen’s right, title and interest in and to all of Carsen’s inventory, service agreements (including Preventative Maintenance Agreements), records and documentation of Carsen pertaining to the Product Lines including, without limitation, computer print-outs, accounting records, invoices, customer lists, customer records, credit records and information, purchase and sales records and information, merchandise records, sales promotion materials and other documents, lists, records and items incidental to the Product Lines (“Records”). The parties agree that the Assets will also include all of Carsen’s right, title and interest in and to the names “Carsen” and “Carsen Group” and all related intellectual property rights and good will associated therewith (collectively, the “Carsen Name”) as well as the other items listed on Exhibit B hereto. The Assets will be transferred to CM free of any liens, security interests or other encumbrances.

1.2           Purchase Price.

(a)  The purchase price for the Assets, other than the Carsen Name, payable in full at the Closing, will be book value of the Assets on the Effective Date. An estimate of the current book value of such Assets is set forth in Exhibit C hereto. Such list includes Assets with no book value (and thereby being transferred for no additional consideration). Exhibit C will be updated by the parties at the Closing and the purchase price payable at the Closing will be based on such updated exhibit. Within thirty (30) days following the Closing, the parties shall jointly determine whether any further adjustment to the updated exhibit (and thereby the purchase price) is warranted. Any such adjustment will be payable within ten (10) days following the date the amount of the adjustment is finalized.

(b) In consideration for the Carsen Name, CM will pay to Carsen the sum of US$375,000 (the “Name Price”) through annual installments equal to one percent (1%)  of CM’s annual sales during each Contract Year (as defined below) commencing with the Contract Year ending July 31, 2008 and continuing until the Name Price is paid in full. The term Contract Year shall mean the twelve month period commencing August 1 and ending July 31. No installment is payable with respect to sales of CM during the Contract Year ending July 31, 2007. The installment for each Contract Year will be payable within sixty (60) days following the last day of such Contract Year and shall be accompanied by a statement setting forth the amount of CM’s sales for such Contract year certified by the principal executive officer or principal financial officer of CM as being true and accurate under GAAP (using the same methodology for determining sales as currently used by Carsen). Carsen (or its designee) will have the right, at its sole cost and expense, upon reasonable notice, to audit the records of CM to the extent necessary to verify CM’s statement of sales. Carsen agrees that it will maintain the confidentiality of all financial information of CM learned during any such audit. In the event of the sale of CM or its business (or the Carsen Name) through a merger, consolidation, amalgamation, sale of stock, sale of all or substantially all of its assets, or otherwise (a change of 51% or more of the ownership of CM shall be deemed a sale of CM hereunder), the balance of the Name Price will immediately accelerate and become due and payable to Carsen. If CM ceases use of a corporate name containing the word “Carsen” prior to payment in full of the Name Price, then (i) CM shall no longer have any obligation to pay any remaining balance of the Name Price and (ii) full ownership of the Carsen Name, and all of CM’s right, title and interest therein and thereto, shall automatically, without any further action required, revert back to Carsen (or its successor in interest). In such case, CM agrees to  execute and deliver to Carsen (or its successor in interest) such instruments of sale, assignment and conveyance as may reasonably be requested by Carsen to convey good and marketable title to the Carsen Name to Carsen (or its successor in interest). So long as CM owns the Carsen Name, Carsen may not use the Carsen Name in any manner whatsoever, except that Carsen may retain its corporate name during its wind-up and for no active business purpose or operation.

1.3           Delivery of Assets. Upon the close of business on the Effective Date, CM will remove all of the Assets from Carsen’s facilities at its sole cost and expense. CM acknowledges and agrees that Carsen is providing the Assets on an “as is — where is” basis, without any representation or warranty whatsoever.

1.4           Backlog Orders.

1.4.1        In addition to the Assets being transferred to CM under Section 1.1, the parties agree that on the Effective Date Carsen will assign to CM, and CM will assume from Carsen, all unfilled (not shipped and not billed) sales orders of Carsen with respect to the Product Lines as of July 31, 2006 (the “Backlog Orders”). At the Closing, the parties will mutually prepare a schedule listing any and all Backlog Orders.

1.4.2        In consideration for Carsen’s assignment of the Backlog Orders, CM will pay to Carsen a commission with respect to each Backlog Order in an amount (the “Backlog Commission”) equal to the product of (A) twenty percent (20%) and (B) the purchase price paid by the customer to CM related to such Backlog Order. On or before the fifteenth day of each month following the Closing, commencing September 15, 2006, CM shall deliver to Carsen a monthly status report of Backlog Orders for the prior month identifying the sales order, ship date, and payment date of the order. Such report shall be accompanied by a check for the Backlog Commission payable with respect to the month covered by the report.

1.4.3        In furtherance of CM’s assumption of the Backlog Orders, CM shall assume and be solely responsible for order fulfillment, billing, installation and in-service requirements with respect to the Backlog Orders. In addition, CM shall assume and pay when due the applicable sales commission owed to Carsen’s sales personnel (even if no longer employed by Carsen) with respect to the Backlog Orders, based on Carsen’s commission formula in effect as of July 31, 2006.

1.5           Additional Installation Services. With respect to sales of Product Line products that have been shipped and invoiced by Carsen on or before July 31, 2006 but not installed by said date, CM agrees to assume responsibility for the product installation and in-service requirements. Carsen will reimburse CM for all reasonable out-of-pocket expenses incurred by CM for such product installation and in-service work performed. In addition, Carsen will pay CM a fee to be mutually agreed upon for such work, to be determined on a case-by-case basis, based on the time expended by CM and the nature of the service provided.

1.6           Service and Warranty Obligations. At the Closing, Carsen shall assign to CM, and CM shall assume from Carsen, the remaining balance of any and all warranty and service obligations (including those under Preventative Maintenance Agreements) of Carsen with respect to Product Line products sold by Carsen prior to the Effective Date. At the Closing, the parties shall make any appropriate adjustment required in connection with monies received by Carsen pre-closing where the related obligation is being assumed, and will be performed post-closing by CM. In addition, Carsen will reimburse CM for all reasonable out-of-pocket expenses incurred by CM for assumed warranty obligation work performed by CM after July 31, 2006 on Medivators products sold by

Carsen on or before July 31, 2006. In addition, Carsen will pay CM a fee to be mutually agreed upon for such work, to be determined on a case-by-case basis, based on the time expended by CM and the nature of the service provided.

1.7           Assumption of Liabilities. Other than the liabilities and obligations of Carsen expressly being assumed by CM under Sections 1.4, 1.5 and 1.6 above, CM is not assuming any liabilities, obligations, or commitments relating to Carsen or its businesses, whether absolute, accrued, contingent, known or unknown, or otherwise, and whether or not based on or arising out of or in connection with the operations of Carsen or Carsen’s ownership, possession, use or operation of the Assets.

ARTICLE 2 - THE CLOSING

The closing of the transaction contemplated hereunder (the “Closing”) will take place at Carsen’s executive offices in Markham, Ontario at 10:00 A.M. on the Effective Date or such other place or date as may be mutually agreed by the parties. The Closing shall be deemed to have occurred as at 11:59 P.M. (Toronto Time) on the Effective Date.

ARTICLE 3 - TRANSITION PERIOD

Prior to the Closing, Carsen will make the Records available to CM for review and electronic transfer (at CM’s sole cost and expense). Commencing on July 1, 2006 (and not before), CM may begin communication with Carsen customers and potential customers with respect to Product Line products for the purpose of transitioning the sale of such products from Carsen to CM at the Effective Date. Such communication will comprise direct mail activity announcing the transition and provide contact and website information. In no event may CM directly or indirectly (i) contact any Carsen customer or potential customer prior to the Effective Date regarding sales or leasing of products currently offered by Carsen or (ii) attempt to shift potential sales from Carsen sales (pre-Closing) to CM sales (post-closing) or otherwise take any action designed to delay the sale of Product Line products prior to the Closing. CM agrees to keep Carsen (through its parent company, Cantel Medical Corp.) apprised of its efforts hereunder and agrees to immediately cease any activities deemed by Carsen or Cantel, in its sole discretion, to exceed the activities contemplated by this Section.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of Carsen. Carsen represents and warrants to CM that Carsen is, and on the Effective Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the province of Ontario, Canada. Carsen represents and warrants that the execution and performance by Carsen of this Agreement have been duly authorized by all required corporate action, and this Agreement is valid, legally binding and enforceable as to Carsen in accordance with its terms.

4.2           Representations and Warranties of CM. CM represents and warrants to Carsen that CM is, and on the Effective Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the province of Ontario, Canada. CM represents and warrants that the execution and performance by CM of this Agreement have been duly authorized by all required corporate action, and this Agreement is valid, legally binding and enforceable as to CM in accordance with its terms.

ARTICLE 5 - CERTAIN COVENANTS AND AGREEMENTS

5.1           Confidential Information. The parties agree that prior to the Effective Date the Records will be deemed confidential and proprietary information of Carsen and following the Effective Date the Records will be deemed confidential and proprietary information of CM. The foregoing is not intended to restrict Cantel in any way from publicly reporting the results of operations and financial condition of Carsen as deemed necessary by Cantel consistent with past practice or as required by law, rule or regulation.

5.2           Records.

5.2.1        CM agrees to preserve the Records for a period of seven years after the Effective Date in the same manner as it preserves its own records and during such period will permit Carsen and Cantel (and their authorized representatives (including auditors)) access thereto during normal business hours upon reasonable notice and to make copies thereof at their expense to the extent reasonably necessary in connection with responding to customer complaints, legal actions, information requests of governmental agencies, tax and accounting preparation and audits, and other such non-commercial purposes.

5.2.2        CM acknowledges that certain of the Records may be incorporated in other records of Carsen that are being sold and transferred by Carsen to Olympus America, Inc. and its affiliates (collectively, “Olympus”). CM acknowledges and agrees that Carsen will have no obligation whatsoever to transfer or deliver any of such incorporated records (the “Excluded Records”) or to obtain such Records from Olympus either before or after the Closing. Notwithstanding the foregoing, Carsen agrees that upon written request from CM for a particular Excluded Record, it will request a copy of such Excluded Record from Olympus and if obtained, will deliver such Record to CM. Carsen will have no any liability whatsoever if is fails to obtain an Excluded Record requested by CM.

                5.3           Further Assurances. At the Closing, and from time to time thereafter at CM’s request, Carsen will execute and deliver instruments of conveyance and transfer (including but not limited to an appropriate bill of sale) and take such other action as CM may reasonably request to more effectively identify, locate, convey, transfer to and vest in CM and to put CM in possession or control of all or any part of the Assets.

ARTICLE 6 - DOCUMENTS TO BE DELIVERED AT CLOSING

6.1           Documents to be Delivered at Closing by Carsen. At the Closing, Carsen shall deliver or cause to be delivered to CM the following in form and substance reasonably satisfactory to CM:

6.1.1        An Assignment and Assumption Agreement in a form satisfactory to both parties, duly executed by Carsen;

6.1.2        Bill of Sale in a form satisfactory to both parties, duly executed by Carsen;

6.1.3        Such other duly executed instruments of sale, assignment and conveyance, satisfactory in form and substance to CM and its counsel, as may reasonably be requested by CM, conveying to CM good and marketable title to the Assets; and

6.1.4        Such other documents and instruments as may reasonably be necessary or desirable to effectuate the transaction provided for in this Agreement.

6.2           Documents to be Delivered at Closing by CM. At the Closing, CM shall deliver or cause to be delivered to Carsen the Purchase Price required under Section 1.2. In addition, CM shall deliver or cause to be delivered to Carsen the following in form and substance reasonably satisfactory to Carsen:

6.2.1        An Assignment and Assumption Agreement in a form satisfactory to both parties, duly executed by CM; and

6.2.2        Such other documents and instruments as may reasonably be necessary or desirable to effectuate the transaction provided for in this Agreement.

ARTICLE 7 - MISCELLANEOUS

7.1           Press Releases. Prior to the Closing, CM will not issue any written press release, public announcement, or other written communication to the public (including present customers of Carsen) related to this Agreement or any of the transactions contemplated hereunder except as may be agreed to in writing by Cantel (acting on behalf of Carsen).

7.2           Entire Agreement, Amendments. This Agreement (including its Exhibits) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes and cancels all prior or contemporaneous agreements, arrangements, proposals, representations, communications, and understandings relating to the subject matter hereof, whether written or oral, between or involving Carsen and CM. This Agreement may be amended or modified only by a written instrument executed by both CM and Carsen.

7.3           Notices, etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by facsimile transmission, telegraphed, or mailed by certified, express or registered mail, postage prepaid:

If to Carsen or Cantel:

Cantel Medical Corp.
150 Clove Road - 9th Floor
Little Falls, New Jersey 07424
Attn: President
(With copy to General Counsel)

If to CM:

Carsen Medical Inc.
c/o 1618 Amberlea Road
Pickering, Ontario L1V 5P3
Canada
Attention: President

7.4           Assignment; Binding Effect. Neither CM nor Carsen may assign all or any part of its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in contravention of this Section shall, at the option of the non-assigning party, be null and void and of no effect. Except as otherwise provided above, this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

7.5           Severability. If any provision or part thereof of this Agreement is held to be invalid, void or unenforceable, the remaining provisions or parts thereof of this Agreement shall continue in full force without being impaired or invalidated in any way, to the maximum extent possible consistent with the intent of the parties in entering into this Agreement, unless the severance of the portion held unenforceable would materially change the economic benefit of this Agreement to either Carsen or CM.

7.6           Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

7.7           No Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other provisions of this Agreement.

7.8           Headings. The headings contained herein are for reference only and are not a part of this Agreement and shall not be used in connection with the interpretation of this Agreement.

7.9           Contract Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The phrases “date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. All references to “$” or “dollars” shall be deemed to refer to United States Dollars, unless the context otherwise requires. All monetary amounts, payments or adjustments provided in this Agreement shall be calculated, paid or adjusted, as the case may be, in United States Dollars utilizing the currency exchange rate between Canadian Dollars and US Dollars published in THE WALL STREET JOURNAL at the close of business on the Effective Date.

7.10         Force Majeure. Each party hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue for so long as the condition constituting such force majeure and any consequences resulting from such condition continues. For the purposes of this Agreement, force majeure shall mean causes beyond either party’s control including, without limitation, acts of God; regulations or laws of any government; war, riot or civil commotion; damage to or destruction of production facilities or materials by fire, earthquake, storm or other disaster; manufacturing or transportation delay, strikes or other labor disturbances; epidemic; and failure or default of public utilities or common carriers.

7.11         Governing Law; Submission to Jurisdiction and Survival. This Agreement and any other documents or instruments related hereto and all transactions hereunder shall be deemed to have been made within and under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement. The parties agree that all controversies, disputes and claims pertaining to this Agreement shall be adjudicated exclusively through arbitration or a Federal or state court of competent jurisdiction located in the County of Suffolk or County of New York, State of New York.

7.12         Contra Proferentem. The parties acknowledge that they have jointly participated, both directly and through their respective counsel, in the negotiation and preparation of this Agreement. Accordingly, for the purpose of interpreting any provision of this Agreement, the rule of interpretation known as the “Contra Proferentem” rule shall not be applied. Without limiting the generality of the foregoing, no provision of this Agreement which is vague or uncertain shall be presumed to be construed against the party seeking to rely on such provision or the party who drafted that provision.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

CARSEN GROUP INC.

By:	/s/ James P. Reilly
Name: James P. Reilly
Title: Director

CARSEN MEDICAL INC.

By:	/s/ William J. Vella
Name: William J. Vella
Title: President

By:	/s/ Paul D. Heck
Name: Paul D. Heck
Title: Vice President